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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of First Commonwealth Financial Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated October 31, 2002, with respect to the consolidated financial statements of Pittsburgh Financial Corp. and subsidiaries included in its Annual Report (Form 10-K) for the year ended September 30, 2002, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
September 24, 2003